United States Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                              CIMBIX  CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                    WASHINGTON                      91-2060082
          (State or other jurisdiction of         (IRS Employer
           incorporation or organization)     Identification Number)

                        SUITE 112, 5415 CAMERON STREET
                   LAS VEGAS, NEVADA               89118
        (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code: (415) 924-9164

                             All Correspondence to:
                                 DONALD WALKER
                                 99 Elm Avenue
                           Larkspur, California  94939
                                 (415) 924-9164

                                   Copy to:
                             Bruce H. Haglund, Esq.
                           Gibson, Haglund & Paulsen
                             2 Park Plaza, Suite 450
                            Irvine, California  92614
                                  (949) 733-1101

                Amended and Restated 2005 Consulting Services Plan
                            (Full Title of the Plan)

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------
Title of                              Proposed           Proposed    Amount
Securities            Amount           Maximum            Maximum      of
to be                  to be       Offering Price        Aggregate    Fee
Registered         Registered(1)     per Share (2)   Offering Price
----------------------------------------------------------------------------
Common Stock,
$0.0001 par value:    2,000,000	       $0.18            $360,000     $42.37

-----------------------------------------------------------------------------

1. Represents shares to be registered and reserved for issuance pursuant to the Company's compensation plan for consultants and advisors of which 350,000 common shares are to be issued to Vikram Khanna (the "Consultant") to provide consulting services in connection with due diligence and marketing strategies and evaluation for the Company and, at the same time, compensate the Consultant for said consulting services. The term of the Consulting Agreement is one (1) year subject to term extensions of up to 180 days pursuant to each amendment. The Consulting Agreement may be further renewed only by the mutual written agreement of the parties. The Company or the Consultant may terminate the Consulting Agreement at any time by 30 days written notice to the other party subject to outstanding obligations. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

1. Represents shares to be registered and reserved for issuance pursuant to the Company's compensation plan for consultants and advisors of which 300,000 common shares are to be issued to Keith Burand (the "Consultant") to provide consulting services in connection with business development strategies and product marketing for the Company and, at the same time, compensate the Consultant for said consulting services. The term of the Consulting Agreement is one (1) year subject to term extensions of up to 180 days pursuant to each amendment. The Consulting Agreement may be further renewed only by the mutual written agreement of the parties. The Company or the Consultant may terminate the Consulting Agreement at any time by 30 days written notice to the other party subject to outstanding obligations. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

1. Represents shares to be registered and reserved for issuance pursuant to the Company's compensation plan for consultants and advisors of which 300,000 common shares are to be issued to Ron Balconi (the "Consultant") to provide consulting services in connection with product due diligence and development opportunities for the Company and, at the same time, compensate the Consultant for said consulting services. The term of the Consulting Agreement is one (1) year subject to term extensions of up to 180 days pursuant to each amendment. The Consulting Agreement may be further renewed only by the mutual written agreement of the parties. The Company or the Consultant may terminate the Consulting Agreement at any time by 30 days written notice to the other party subject to outstanding obligations. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

1. Represents shares to be registered and reserved for issuance pursuant to the Company's compensation plan for consultants and advisors of which 350,000 common shares are to be issued to Englocan Limited (the "Consultant") to provide consulting services in connection with market evaluation and product feasibility for the Company and, at the same time, compensate the Consultant for said consulting services. The term of the Consulting Agreement is one (1) year subject to term extensions of up to 180 days pursuant to each amendment. The Consulting Agreement may be further renewed only by the mutual written agreement of the parties. The Company or the Consultant may terminate the Consulting Agreement at any time by 30 days written notice to the other party subject to outstanding obligations. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

1. Represents shares to be registered and reserved for issuance pursuant to the Company's compensation plan for consultants and advisors of which 350,000 common shares are to be issued to Doreen Cosgrove (the "Consultant") to provide consulting services in connection with market evaluation and product feasibility for the Company and, at the same time, compensate the Consultant for said consulting services. The term of the Consulting Agreement is one (1) year subject to term extensions of up to 180 days pursuant to each amendment. The Consulting Agreement may be further renewed only by the mutual written agreement of the parties. The Company or the Consultant may terminate the Consulting Agreement at any time by 30 days written notice to the other party subject to outstanding obligations. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

1. Represents shares to be registered and reserved for issuance pursuant to the Company's compensation plan for consultants and advisors of which 350,000 common shares are to be issued to Stratus Investments Group Inc. (the "Consultant") to provide consulting services in connection with market evaluation and product feasibility for the Company and, at the same time, compensate the Consultant for said consulting services. The term of the Consulting Agreement is one (1) year subject to term extensions of up to 180 days pursuant to each amendment. The Consulting Agreement may be further renewed only by the mutual written agreement of the parties. The Company or the Consultant may terminate the Consulting Agreement at any time by 30 days written notice to the other party subject to outstanding obligations. The Consulting Agreement qualifies as an Employee Benefit Plan as defined under Rule 405 of Regulation C.

2. The prices hereof may change prior to the effective date of the Registration Statement; therefore, such prices are estimated solely for the purposes of computing the registration fee pursuant to Rule 457(a).

3. Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based upon the price at the close of market on June 17, 2005.

4. This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference

The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this Registration Statement. Information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration Statement have been sold or deregistered:

(a) Our Quarterly Report on Form 10-QSB filed on May 23, 2005; and subsequent amendments filed thereto for the quarter ending March 31, 2005;

(b) Our Form 8-K filed on April 7, 2005;

(c) Our Form S-8 filed on March 9, 2005;

(d) Our Quarterly Report on Form 10-QSB filed on February 18, 2005; and subsequent amendments filed thereto for the quarter ending December 31, 2004;

(e) Our Annual Report on Form 10-KSB filed on February 14, 2005 which includes audited financial statements as of and for the year ended September 30, 2004;

(f) Our Form 8-K filed on January 7, 2005;

(g) Our Form 8-K filed on September 28, 2004;

(h) Our Quarterly Report on Form 10-QSB filed on August 24, 2004, and subsequent amendments filed thereto for the quarter ending June 30, 2004;

(i) Our Quarterly Report on Form 10-QSB filed on June 28, 2004, and all subsequent amendments filed thereto for the quarter ending March 31, 2004;

(j) Our Articles of Incorporation and Amendments thereto, and our Bylaws;

(k) All other documents filed by us after date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superseded to constitute a part of this registration statement.

This registration statement on Form S-8 relates to the Amended and Restated 2005 Consulting Services Plan of Cimbix Corporation incorporated by reference the contents of the Registration Statement on Form S-8, File 333-123203, filed by the Registrant with the Securities and Exchange Commission on March 9, 2005 relating to the Registrant's 2005 Consulting Services Plan.

Description of Securities

The class of securities to be offered hereby is subject to the reporting requirements of the Exchange Act, as amended. Our authorized capitalization is 100,000,000 shares of common stock, $0.0001 par value. As of June 17, 2005, there were 11,494,843 shares of common stock issued and outstanding.

Indemnification of Directors and Officers

Our Bylaws provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted under Washington law.

Indemnification of officers or persons controlling the corporation for liabilities arising under the Securities Act of 1933, as amended, is held to be against public policy by the Securities and Exchange Commission and therefore, unenforceable.

Exhibits

The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.   Exhibit
-----------   -------
( 5.1)        Opinion of counsel regarding legality
(10.6)        Consulting Agreement with Vikram Khanna
(10.7)        Consulting Agreement with Keith Burand
(10.8)        Consulting Agreement with Ron Balconi
(10.9)        Consulting Agreement with Englocan Limited
(10.10)       Consulting Agreement with Doreen Cosgrove
(10.11)       Consulting Agreement with Stratus Investments Group Inc.
(23.3)        Consent of Morgan & Company, Chartered Accountants
(23.4)        Consent of Gibson, Haglund & Paulsen (contained in Exhibit 5 hereto)
(99.1)        2005 Consulting Services Plan (previously filed)

Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any material information with respect to the plan of distribution not previously disclosed in the registration state ment or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the term ination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section
15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceed ing) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Larkspur, California, on this 16th day of June, 2005.


CIMBIX CORPORATION
(Registrant)

By: /s/ DONALD WALKER
----------------------
    DONALD WALKER, President/Chief Executive Officer
    Principal Accounting Officer/Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.


Signature                       Title                     Date
----------                      -----                     -----

/s/ DONALD WALKER               President, Chief          June 20, 2005
----------------------          Executive Officer,
    DONALD WALKER               Principal Accounting
                                Officer, Director

/S/ ROBERT ROSNER               Vice President of         June 20, 2005
----------------------          Regulatory Affairs &
    ROBERT ROSNER 	        Compliance, Secretary,
                                Director



xhibit No.   Exhibit
-----------   -------
( 5.1)        Opinion of counsel regarding legality
(10.6)        Consulting Agreement with Vikram Khanna
(10.7)        Consulting Agreement with Keith Burand
(10.8)        Consulting Agreement with Ron Balconi
(10.9)        Consulting Agreement with Englocan Limited
(10.10)       Consulting Agreement with Doreen Cosgrove
(10.11)       Consulting Agreement with Stratus Investments Group Inc.
(23.3)        Consent of Morgan & Company, Chartered Accountants
(23.4)        Consent of Gibson, Haglund & Paulsen (contained in Exhibit 5 hereto)
(99.1)        2005 Consulting Services Plan (previously filed)